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                                                                  Exhibit 10.48


                       "CONFIDENTIAL TREATMENT REQUESTED
                              BY VISION TWENTY-ONE,
                                     INC."


           -------------------------------------------------------
                               VISION 21 PLUS

                           JOINT VENTURE AGREEMENT
          --------------------------------------------------------

                           DATED AS OF MAY 1, 1996

                                     BY

                                 AND BETWEEN

                         FOR EYES MANAGED CARE, INC.

                                     AND

                               VISION 21, INC.






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         THIS JOINT VENTURE AGREEMENT ("Agreement") is made and entered into as of the 1st day of May, 1996, by and between FOR EYES MANAGED CARE, INC., a Florida corporation ("For Eyes"), and VISION 21 MANAGED EYE CARE OF TAMPA BAY, INC., a Florida corporation ("Vision 21").


                             W I T N E S E T H:

         WHEREAS, the parties hereto propose to enter into a joint venture agreement to (i) maximize managed eye care opportunities and to procure managed care contracts for both primary and/or secondary vision care programs, and to
(ii) develop the infrastructure necessary to effectively administrate and market high quality vision care products to payer groups.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending legally to be bound hereby agree as follows:


                                  ARTICLE I

                        FORMATION, PURPOSES, DURATION

         Section 1.1 Formation. For Eyes Managed Care, Inc. and Vision 21 hereby enter into and form a general partnership pursuant to the Florida Revised Uniform Partnership Law for the limited purposes and scope set forth in this Agreement. The new entity shall be governed by the Florida Revised Uniform Partnership Law, as from time to time amended, except as expressly provided herein to the contrary.

         Section 1.2 Name. The name of the new entity shall be "Vision 21 Plus" and the business of the new entity shall be conducted solely under the name of Vision 21. All assets shall be held under the name of Vision 21 Plus.

         Section 1.3 Statement of Venture. Concurrently with the execution of this Agreement, the new entity shall execute, acknowledge and the new entity shall promptly file or record with the proper offices in each jurisdiction and political subdivision in which the company does business, such certificates as are required or permitted by any partnership or joint venture act, fictitious name act, or similar statute in effect in such jurisdiction or political subdivision. The new entity shall further execute, acknowledge and the company shall promptly file or record, such amended certificates or additional certificates as may from time to time be required by such statutes to permit the continued existence and operation of the new entity.





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         Section 1.4      Principal Place of Business.  The principal place of
business of the new entity shall be located at 7209 Bryan Dairy Road, Largo, Florida 34647, or at such other location as may be approved by Vision 21 and For Eyes Managed Care, Inc. from time to time.


                                 ARTICLE II

                       PURPOSE AND OPERATING STRATEGY


         Section 2.1 Business, Purpose and Operating Goals and Objectives. The primary business objective of Vision 21 Plus will be to maximize opportunities in managed eye care by securing contracts and providing comprehensive, fully- integrated eye care products and services to health care organizations, and self-funded employer groups. Vision 21 Plus' primary operating goal is to be recognized as the leading managed eye care company within the Company's target markets. Vision 21 Plus will enter into, perform and carry out contracts and agreements, and secure approvals, permits and consents necessary, appropriate or incidental to the development of managed eye care business.

Vision 21 Plus will also explore opportunities to develop the following ancillary eye care businesses:

         a.) A physician practice management organization in the eye care industry that would potentially include optometrists affiliated with For Eyes Optical;

         b.) Opportunities to participate in the delivery of photo refractive surgery;

         c.) The management of retail eyewear dispensaries within ophthalmology and independent optometric practices; and

         d.)        Strategic acquisitions of related vision care businesses.


         Section 2.2 Operating Strategy. Vision 21 and For Eyes Managed Care, Inc. will allocate the initial resources required to secure managed vision care contracts until such time as the new entity is operating on a stand alone basis. Stand alone basis shall be defined herein as the ability to generate sufficient cash flow from operations to support the ongoing operation of the business. Vision 21 Plus will compensate For Eyes Managed Care, Inc. And Vision 21 for initial start-up costs and various Marketing and Contracting Services required to secure managed care contracts as defined in Sections 2.4 and 2.5, and as such compensation is





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more specifically set forth in a budget that is approved by both parties.

         Section 2.3 Vision 21 - Marketing and Contracting Services. Marketing and Contracting Services provided by Vision 21 include the following:

         a.   Market Analysis -

              * Current payers, key decision makers, key relationships, current contracts

              *    Current providers, competitors

              *    Managed care trends by market

              *    Legislative/regulatory status by market

         b.   Strategic Plan Development -

              * Prioritize potential managed care opportunities for Vision 21 Plus

              * Leverage off existing Vision 21 contracts for target markets - PCA, Humana, Prucare, United Healthcare, Aetna.

         c.   Develop Regional PPO's -

              * Develop market specific/contract specific augmented provider panels

              *    Organize OD/MD governance and Quality Assurance:
                   -   Optometric director, Medical director
                   -   Credentialing, peer review
                   -   Clinical protocols
                   -   Outcome Assessment, Utilization review

              * Develop agreement between PPO and Vision 21 Plus that provides optical exclusivity and non- compete protection by market

         d.   Develop payer specific/market specific "Product"

              *    Customize product(s) to meet market demand

                   -Vision plans, comprehensive eye care plans, etc. -Discount, insured, captitated, etc.

              * Develop RFP proposal book and supportive marketing materials
                   - Detail delivery system





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                   - Pricing options: vision vs. comprehensive
                   - Service/access parameters/member satisfaction
                   - Credentialing/NCQA guidelines/delegated provider
                     role - QA protocol/QI plans
                   - Scope of service
                   - MIS/data management/HEDIS reporting


         e.   Market and Sell Product -

              *    Organize an aggressive marketing campaign by market
              * Utilize Vision 21's credibility with existing payers to develop specified markets
              *    Develop managed care structure for Vision 21 Plus


         Section 2.4 For Eyes Managed Care. Inc. - Employee Resource Allocation. For Eyes Managed Care, Inc. will allocate personnel to assist Vision 21 Plus in the completion of the Marketing and Contracting Services outlined above. For Eyes will dedicate personnel to complete a comprehensive analysis of target markets, to develop augmented regional provider panels, and to. market the products and services of Vision 21 Plus. For Eyes Managed Care, Inc. will also allocate personnel to oversee the development and distribution of managed eye care frame collections, and the development of wholesale optical laboratory services for provider panels. In addition, For Eyes Managed Care, Inc. will participate in the development and implementation of quality assurance protocols and quality assurance committees. For Eyes will deposit up to $*** quarterly in Vision 21 Plus' concentration account to compensate For Eyes Managed Care, Inc. for actual expenses incurred and in-kind services provided.


         Section 2.5 Compensation for Marketing and Contracting, Services. Vision 21 will be compensated for Marketing and Contracting Services for up to 24 months or until such time as Vision 21 Plus has secured managed care contracts of sufficient size within each specific target market, whichever should occur first. For Eyes will deposit up to $*** quarterly in Vision 21 Plus' concentration account to compensate Vision 21 for actual expenses incurred and in-kind services provided including Vision 21 administrative expenses and overhead. In no event shall the compensation period exceed 24 months, or $***. In the event that the actual expenses incurred are less than the $*** quarterly allocation, For Eyes Managed Care, Inc. all only be required to bring the balance in the concentration account up to $***.





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         Section 2.6      Marketing and Contracting Personnel.  Vision 21 Plus
will employ personnel to assume responsibility for Marketing and Contracting Services after the initial start-up period.


                                 ARTICLE III

                   CONTRACTED MANAGED VISION CARE SERVICES


         Section 3.1 Administrative Services. Vision 21 will provide Vision 21 Plus with the administrative services required to effectively manage a capitated or insured vision care contract. The scope of services will include, but is not limited to, the collection of encounter data, management reports, tracking member access, member surveys, and management of capitation funds (See Attachment A - Vision 21 Administration Function listing). Vision 21's compensation for administrative services will be paid according to the type of contract at a rate ranging from 10% to 20% of the capitated contract rate. Vision 21 Plus will negotiate with Vision 21 for claim processing and administrative services for billable (insured) programs and discount vision plans as needed.

         Section 3.2 Eyewear Delivery Services. For Eyes Managed Care, Inc. will be responsible for providing managed care benefit frame collections to all participating panel providers at the providers expense or on a consignment basis, and establishing the systems and procedures required to effectively participate in managed vision care contracts. In addition, For Eyes will provide all participating panel providers with access to discounted pricing on frames (non- standard), lenses and contact lenses. Vision 21 Plus will compensate For Eyes for providing eyewear to managed care patients on either a negotiated capitation arrangement or on a discounted fee for service basis. For Eyes Optical will be entitled to the fight of first refusal on all contracts for providing eyewear delivery services. If For Eyes elects not to participate in a specific contract, Vision 21 Plus will have the option to contract with other optical providers for the provision of eyewear delivery services.

         Section 3.3 Wholesale Laboratory Services. For Eyes Managed Care, Inc. will be responsible for providing wholesale lens fabrication services to the provider panel. For Eyes will provide a discounted wholesale laboratory price list to all participating panel providers. Vision 21 Plus will compensate For Eyes Managed Care, Inc. for providing wholesale laboratory services on either a negotiated capitation arrangement or on a discounted fee for service basis.





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                                  ARTICLE IV

                         TARGET MARKETS & EXCLUSIVITY


         Section 4.1 Markets. Vision 21 Plus will initially develop a managed vision care business in the States of Illinois, Massachusetts, Maryland, Virginia, the District of Columbia, Georgia and Puerto Rico. However, the principal partners agree to pursue any managed vision care opportunities that may arise in For Eyes' remaining markets. The balance of For Eyes Optical's markets includes the States of New York, New Jersey, Pennsylvania, California and Hawaii. Additional states, territories or counties may be added by mutual consent of both parties.

         Section 4.2 Exclusivity. Vision 21 and For Eyes Managed Care, Inc. acknowledge and agree that primary managed vision care business activities will be conducted exclusively through Vision 21 Plus in existing For Eyes markets and other markets with mutual consent of both parties. All ancillary vision care businesses as defined in Section 2.1 will not be subject to the exclusivity conditions as defined herein.



                                  ARTICLE V

              JOINT VENTURE INTERESTS AND CAPITAL CONTRIBUTIONS


         Section 5.1 Joint Venture Interests. Upon the execution of this Agreement and the creation of Vision 21 Plus, For Eyes Managed Care, Inc. and Vision 21, Inc. will each have a fifty percent (50%) undivided percentage interest in the new entity. Unless otherwise agreed by Vision 21, Inc. and For Eyes Managed Care, Inc., no adjustments to the joint venture interest of either party shall be made.

         Section 5.2 Adjustments. No adjustment to the ownership interest shall be made without the mutual agreement of both parties. In the event that a party receives a written offer from an unrelated third party to purchase all of the parties ownership interest, the selling party shall give the non-selling party written notice stating the terms of the proposed sale and the name of the Proposed Assignee. The non-selling party shall have the option to meet the terms of the Offer to Purchase and acquire the entire ownership interest of the selling party. In the event that the Offer to Purchase contains any non-cash consideration, the selling party and the non-selling party shall negotiate in good faith as to the value of such non-cash consideration so as to permit the non-selling party to pay the purchase price in cash.





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         Section 5.3      Initial Capital Advancement.  Simultaneously with the
execution of Agreement, For Eyes will advance to Vision 21 Plus *** dollars ($***). The initial capital advance shall be utilized by Vision 21 Plus to reimburse For Eyes Managed Care, Inc. and Vision 21 for actual expenses incurred and in-kind services provided pursuant to Section 2.4 and Section 2.5, respectively. Vision 21 and For Eyes Managed Care, Inc. have initiated work since May 1, 1996 under good faith. These services will be considered as part of the initial $*** start up capital advance.

         Section 5.4 Additional Capital Advances. In addition to the Initial Capital Advance, For Eyes Managed Care, Inc. will deposit up to *** dollars ($***) within 20 days after the end of each quarter into the Vision 21 Plus' concentration account for actual expenses incurred and in-kind services provided pursuant to Section 2.4 and Section 2.5, respectively. The quarterly capital advance will continue for up to 24 months or until such time as Vision 21 Plus has secured a managed care contract and is operating on a stand alone basis, whichever shall occur first. In the event that additional capital resources are required in any quarter, For Eyes Managed Care, Inc. and Vision 21 shall agree to provide additional capital advances necessary to fund the on-going operations of Vision 21 Plus.


                                  ARTICLE VI

                       ALLOCATION OF PROFITS AND LOSSES


         Section 6.1 Allocation of Profits and Losses. All profits and losses of Vision 21 Plus for each fiscal year (or part thereof), as determined by Vision 21 Plus's accountants, shall be allocated to For Eyes Managed Care, Inc. and Vision 21 according to their respective ownership interests. For Eyes Managed Care, Inc. will be reimbursed for all capital advances from net cash flow prior to the allocation of profits. Vision 21 will also be reimbursed for any capital advances from net cash flow prior to the allocation of profits as set forth in Section 5.4.

         Section 6.2 Net Cash Flow Distribution to Principal Partners. All Net Cash Flow (as defined in Section 6.3 below) of Vision 21 Plus shall be distributed to the principal partners within twenty (20) days after the end of a calendar quarter and sixty (60) days after the end of a fiscal year.

         Section 6.3 Definition of Net Cash Flow. For purposes of this Agreement, Net Cash Flow shall mean the sum of the net profits and losses of the company for Federal income tax purposes as determined by the company's accountants plus the amount of depreciation and/or amortization and any other non-cash expenses





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deducted in determining the net profits and losses.  Net Cash Flow will exclude payments for the following: (1) the principal of any note or mortgages outstanding; (2) expenditures for the acquisition of real, tangible or intangible property, and other capital improvements; and (3) reserves for capital improvements, security deposits or other required escrows or deposits, and/or to meet anticipated expenses as deemed reasonably necessary by the partners.

         Section 6.4 Budget. Commencing with the calendar year 1996, and not less often that one time each Fiscal Year, the President and the Senior Vice President shall prepare and submit to the principals of Vision 21 and For Eyes Managed Care, Inc. for their consideration a budget ("Budget") setting forth the estimated receipts and expenditures in reasonable detail. Each Budget shall be submitted to the principals on or before November 30 of each year. The 1996 Budget shall be completed and incorporated herein as Exhibit "A" by August 15, 1996. The President shall implement the Budget and shall be authorized to make the expenditures and incur the obligations provided for in the Budget. If at any time during any Fiscal Year the President shall, in the performance of its duties hereunder, determine that the Budget relating to such Fiscal Year is no longer appropriate because of any reason, including without limitation, the need to incur additional expenses that exceed ten percent (10%) of the aggregate amount shown on the Budget for such Fiscal Year, the President shall promptly submit to the principal partners for their consideration a revised budget for the remainder of such Fiscal Year. When approved by the principal partners of Vision 21 and For Eyes Managed Care, Inc., the President shall implement the revised Budget and shall be authorized, without the need for further approval, to make the expenditures and incur the obligations provided for in the revised Budget. The principals agree to consult regularly with respect to all budgetary matters

         Section 6.5 Tax Considerations. Any elections or other decisions relating to Federal, State or local taxes shall be made by the management of Vision 21 Plus in a manner that reasonably reflects the purpose and intention of this agreement.


                                 ARTICLE VII

                                  MANAGEMENT

         Section 7.1 Management of Vision 21 Plus. The overall management and control of the business and affairs of Vision 21 Plus shall be vested in the principals of Vision 21, Dr. Ted Gillette, and For Eyes Managed Care, Inc, Philip Wolman. AU decisions with respect to the management of Vision 21 Plus will be carried out by the President and Vice President of Vision 21 Plus, who will be elected by mutual agreement of both parties for a one





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year term.  The President of Vision 21 Plus for the initial 12 month term will be Richard L. Sanchez. The Senior Vice President of Vision 21 Plus for the initial 12 month team will be David H. Dunbar.


                                 ARTICLE VIII

                                  ACCOUNTING

         Section 8.1      Books and Records.

               (a)        General.  At all times during the term
hereof, the President shall cause accurate books and records of account to be maintained in which shall be entered all matters relating to Vision 21 Plus, including all income expenditures, assets and liabilities thereof.

               (b) Method of Accounting. Vision 21 Plus's books and records of account shall be maintained on an accrual or cash basis (as determined by the designated accountants) and shall be adequate to provide each party with all financial information as may be needed.

         Section 8.2 Location and Rights of Inspection. Vision 21 Plus's books and records of account shall be kept and maintained at all times at Vision 21's principal place of business specified in Section 1.4 unless otherwise approved by For Eyes and Vision 2 I.

         Section 8.3 Fiscal Year. The fiscal year of Vision 21 Plus shall be December 31 of each year.

         Section 8.4 Statements of Financial Condition. The President of Vision 21 Plus shall cause to be prepared a statement of the financial condition as of the last day of each fiscal year. Each statement of financial condition shall be prepared in accordance with generally accepted accounting principles and shall include income and cash flow statements, and shall be in such form and content as is auditable at the request of either party. Copies shall be furnished to the principals within sixty (60) days after the end of each fiscal year. The President shall also promptly deliver to each principal monthly income and expense reports. All financial statements required shall be certified by an officer of Vision 21 Plus and shall be unaudited unless otherwise approved by the principals.

         Section 8.5 Bank Accounts. Funds of Vision 21 Plus shall be deposited in an account or accounts of a type, in form and name in a bank or banks approved by the principals.





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         Section 8.6      Other Accounting Decisions.  All accounting decisions
for Vision 21 Plus shall be approved by the principals. Vision 21 Plus shall engage, as necessary, as independent auditors a recorded firm of independent certified public accountants approved by the principals.


                                  ARTICLE IX

                              DISPUTE RESOLUTION

         Section 9.1 Arbitration Provisions. If any controversy, dispute or claim between the parties arises under or relates to this Agreement, the parties shall make good faith efforts to resolve such matter informally within a reasonable period of time (not exceeding (60) days after written notice, unless otherwise agreed by the parties). Any controversy, dispute or disagreement arising out of or relating to this Agreement or the breach thereof that cannot be resolved informally to the satisfaction of both parties shall be settled by arbitration. Arbitration proceedings shall be conducted in Broward County, Florida, in accordance with the Resolution Service Rules and Procedure for Arbitration, and judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.


                                  ARTICLE X

                         DISSOLUTION OF JOINT VENTURE

         Section 10.1 Causes of Dissolution. Vision 21 Plus shall be dissolved in the event that one or more of the principal partners elects to terminate the Joint Venture Agreement. Either party shall have the right to terminate this Agreement at any time without cause upon ninety (90) days' written notice to the other party by certified mail, return receipt requested. Termination shall not discharge the parties' obligations existing as of the date of termination.

         Section 10.2 Procedure in Dissolution and Liquidation. Upon election to dissolve Vision 21 Plus, management shall immediately commence to wind up its affairs and proceed with reasonable promptness to liquidate business operations. During the period of the winding up of the affairs of the Company, the rights and obligations of the principal partners set forth herein with respect to the management of the Company shall continue. Management shall continue to act as such and shall make all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of Company assets as provided herein. In addition, the parties agree that in the event of termination of this Agreement for whatever reason, they will





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cooperate with each other to resolve promptly any outstanding financial, administrative or customer issues.

         Section 10.3 Disposition of Documents and Records. A copy of all documents and records including, without limitations all financial records, vouchers, canceled checks and bank statements, shall be delivered to each principal partner upon termination of Vision 21 Plus.

         Section 10.4 Joint Venture Agreement Modifications. The terms and conditions of this Joint Venture Agreement may be amended from time to time with the, mutual consent of both parties.


                                  ARTICLE XI

                              GENERAL PROVISIONS

         Section 11.1 Governing Law. This Agreement and all questions with respect to this Agreement and the rights and liabilities of the parties hereto shall be governed and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above set forth.


                                        FOR EYES MANAGED CARE, INC.



                                        By: /s/ Philip Wolman
                                            --------------------------
                                        Its:
                                            --------------------------


                                        VISION 21, INC.



                                        By: /s/ Richard Sanchez
                                            --------------------------
                                        Its:
                                            --------------------------




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